As filed with the Securities and Exchange Commission on June 3,
1997

                                   Registration No. 333-_________


                          UNITED STATES
                SECURITIES AND EXCHANGE COMMISSION
                     WASHINGTON, D.C.  20549


                             FORM S-8
                      REGISTRATION STATEMENT
                 UNDER THE SECURITIES ACT OF 1933




                         TOASTMASTER INC.
      (Exact name of registrant as specified in its charter)

                 Missouri                    43-1204566
     (State or other jurisdiction of    (I.R.S. Employer
     incorporation or organization)     Identification No.)

      1801 North Stadium Boulevard, Columbia, Missouri 65202
    (Address of Principal Executive Offices)       (Zip Code)

  TOASTMASTER INC. 1997 NON-EMPLOYEE DIRECTORS STOCK OPTION PLAN
                     (Full title of the plan)

Daniel J. Stubler, 1801 North Stadium Boulevard, Columbia,
Missouri 65202
             (Name and address of agent for service)

                          (573) 445-8666
  (Telephone number, including area code, of agent for service)

           Please send copies of all correspondence to:

                   STINSON, MAG & FIZZELL, P.C.
                        1201 Walnut Street
                   Kansas City, Missouri 64106
                    Attention:  James W. Allen
                          (816) 842-8600

                 CALCULATION OF REGISTRATION FEE

                         Proposed       Proposed
Title of                 maximum        maximum
securities  Amount to    offering       aggregate  Amount of
 to be      be           price          offering   registration
registered  registered   per share /1/  price /1/  fee

Shares of
  Common
  Stock,
  $.10 par    15,000
  value       shares/2/     $3.4375       $51,563    $100


/1/ Determined pursuant to Rule 457(h) under the Securities Act of 1933 for purposes of calculating registration fee, based on the $3.4375 price per share at which options may be exercised under the Toastmaster Inc. 1997 Non-employee Directors Stock Option Plan.

/2/ The provisions of Rule 416 shall apply to this Registration Statement and the number of shares registered on this Registration Statement automatically shall increase or decrease as a result of stock splits, stock dividends, or similar transactions.

                             PART II
        INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


     ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

     Toastmaster Inc. (the "Registrant") hereby incorporates by reference into this Registration Statement the following documents: (i) its annual report on Form 10-K for the year ended December 31, 1996; (ii) its quarterly report on Form 10-Q for the quarter ended March 31, 1997; and (iii) the description of its common stock, $.10 par value, contained in the Registrant's Registration Statement on Form 8-B (No. 1-11007). All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 after the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents, except that any information included in any such document in response to Item 402(i), (k) or (l) of Regulation S-K shall not be deemed to constitute a part of this Registration Statement. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.

     ITEM 4.  DESCRIPTION OF SECURITIES.

     Not applicable.

     ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

     The validity of the shares of the Registrant's common stock registered pursuant to this Registration Statement and certain other matters has been passed upon by Stinson, Mag & Fizzell, P.C., 1201 Walnut, Kansas City, Missouri 64106. Members of such law firm owned an aggregate of 3,100 shares of the Registrant's common stock as of May 30, 1997.

     ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 351.355 of The General and Business Corporation Law of Missouri provides for indemnification by a corporation of its officers and directors and certain other persons as follows:

          1. A corporation created under the laws of this state may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit, or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit, or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.
     The termination of any action, suit, or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

          2. The corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including attorneys' fees, and amounts paid in settlement actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation; except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless and only to the extent that the court in which the action or suit was brought determines upon application that, despite the adjudication of liability and in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

          3. To the extent that a director, officer, employee or agent of the corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections 1 and 2 of this section, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses, including attorney's fees, actually and reasonably incurred by him in connection with the action, suit, or proceeding.

          4. Any indemnification under subsections 1 and 2 of this section, unless ordered by a court, shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in this section. The determination shall be made by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the action, suit, or proceeding, or if such a quorum is not obtainable, or even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or by the shareholders.

          5. Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the corporation in advance of the final disposition of the action, suit, or proceeding as authorized by the board of directors in the specific case upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the corporation as authorized in this section.

          6. The indemnification provided by this section shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under the articles of incorporation or bylaws or any agreement, vote of shareholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

          7. A corporation created under the laws of this state shall have the power to give any further indemnity, in addition to the indemnity authorized or contemplated under other subsections of this section, including subsection 6, to any person who is or was a director, officer, employee or agent, or to any person who is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, provided such further indemnity is either
     (i) authorized, directed, or provided for in the articles of incorporation of the corporation or any duly adopted amendment thereof or (ii) is authorized, directed, or provided for in any bylaw or agreement of the corporation which has been adopted by a vote of the shareholders of the corporation, and provided further that no such indemnity shall indemnify any person from or on account of such person's conduct which was finally adjudged to have been knowingly fraudulent, deliberately dishonest or willful misconduct. Nothing in this subsection shall be deemed to limit the power of the corporation under subsection 6 of this section to enact bylaws or to enter into agreements without shareholder adoption of the same.

          8. The corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of this section.

          9. Any provision of this chapter to the contrary notwithstanding the provisions of this section shall apply to all existing and new domestic corporations, including but not limited to banks, trust companies, insurance companies, building and loan associations, savings bank and safe deposit companies, mortgage loan companies, corporations formed for benevolent, religious, scientific or educational purposes and nonprofit corporations.

          10. For the purpose of this section, references to "the corporation" include all constituent corporations absorbed in a consolidation or merger as well as the resulting or surviving corporation so that any person who is or was a director, officer, employee or agent of such a constituent corporation or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise shall stand in the same position under the provisions of this section with respect to the resulting or surviving corporation as he would if he had served the resulting or surviving corporation in the same capacity.

          11. For purposes of this section, the term "other enterprise" shall include employee benefit plans; the term "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and the term "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this section.

          Article Ten of the Registrant's Articles of
Incorporation contains a provision permitting the Registrant to indemnify directors, officers, employees and agents to the fullest extent permitted by Missouri law. In the event that the laws (including statutes, case law or principles of equity) of the state of Missouri are amended or changed to permit broader rights of indemnification, then the Registrant automatically shall be deemed authorized to indemnify such persons to the fullest extent permitted by such law, as so changed, without the need for any further action by the Registrant's directors or shareholders.

          Bylaw 28 of the Registrant's Bylaws requires the Registrant to indemnify any person against all liabilities and expenses actually and reasonably incurred by such person in connection with any action, suit or proceeding by reason of the fact that such person is or was serving as a director or officer of the Registrant or, at the Registrant's request, as a director, officer, trustee or in any other comparable position of another enterprise; provided that such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the Registrant's best interests and, with respect to any criminal action or proceeding, that such person had no reasonable cause to believe such person's conduct was unlawful; and provided, further, that the Registrant shall not be required to indemnify or advance expenses to any such person in connection with an action, suit or proceeding initiated by such person unless the initiation of such action, suit or proceeding was authorized in advance by the Registrant's Board of Directors. Said Bylaw 28 further provides that such persons are entitled to indemnity in any action initiated by or in the right of the Registrant for amounts paid in settlement (provided that the settlement and all amounts paid in connection therewith are approved in advance by the Registrant, which approval shall not be unreasonably withheld) and expenses actually and reasonably incurred in connection therewith by him if the standards of conduct specified above are satisfied; provided that the Registrant shall not indemnify any person for any liabilities or expenses incurred by such person in connection with an action, suit or proceeding by or in the right of the Registrant in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of such person's duty to the Registrant, unless and only to the extent that the court in which the action, suit or proceeding is brought determines that the person is entitled to indemnity for such expenses.

          Bylaw 28 of the Registrant's Bylaws permits the Board of Directors to authorize the Registrant to purchase and maintain insurance against any liability asserted against any person against any liability incurred by such person by reason of the fact that such person is or was serving as a director or officer of the Registrant or, at the Registrant's request, as a director, officer, trustee or in any other comparable position of another enterprise, whether or not the Registrant would have the power or obligation to indemnify such person under the provisions described above. Said Bylaw 28 further provides that the Registrant shall not be obligated to indemnify any person for any amounts which have been paid directly to such person by any insurance maintained by the Registrant; and any indemnification provided pursuant to said Bylaw 28 shall not be used as a source of contribution to, or as a substitute for, or as a basis for recoupment of any payments pursuant to, any indemnification obligation or insurance coverage which is available from another enterprise, and payments shall be required to be made thereunder, only to the extent that the amounts in question have not been fully paid by any indemnification obligation or insurance coverage which is available from another enterprise. The Registrant has obtained directors and officers liability insurance which (subject to certain limits and deductibles) (i) insures officers and directors of the Registrant against loss arising from certain claims made against them by reason of their being directors or officers, and (ii) insures the Registrant against loss which it may be required or permitted to pay as indemnification due its directors or officers for certain claims. Such insurance provides coverage for certain matters as to which the Registrant may not be permitted by law to provide indemnification.

          The indemnification authorized and provided for by the Registrant's Articles of Incorporation and Bylaws is not exclusive of any other rights to which those seeking indemnification may be entitled under any statute, agreement, vote of shareholders or disinterested directors, policy of insurance or otherwise, both as to action in their official capacities and as to action in other capacities while holding their respective offices.

          The Registrant has entered into Indemnification Agreements with each of its directors and executive officers which provides for indemnification of the Registrant's directors and executive officers in certain circumstances. The indemnification provided by the Indemnification Agreements is broader in scope than that provided in the Registrant's Certificate of Incorporation and Bylaws. The Indemnification Agreements provide that the Registrant's directors and officers shall be indemnified to the fullest possible extent permitted by law against all expenses (including attorneys' fees), judgments, fines and settlement amounts, paid or incurred by them in any action or proceeding, including any action or by or in the right of the Registrant, on account of their service as a director or officer of the Registrant or as a director or officer of any subsidiary of the Registrant or as a director or officer of any other company or enterprise when they are serving in such capacities at the request of the Registrant. No indemnity will be provided to any director or officer on account of conduct which is adjudged to be knowingly fraudulent, deliberately dishonest or a knowing violation of law. In addition, no indemnification shall be provided if a final court adjudication shall determine that such indemnification is not lawful, or in respect of any suit in which judgment is rendered against a director for an accounting of profits made from a purchase or sale of securities of the Registrant in violation of Section 16(b) of the Securities Exchange Act of 1934 or of any similar law, or on account of any remuneration paid to a director which is adjudicated to have been paid in violation of law.

          For information regarding the Registrant's undertaking to submit to adjudication the issue of indemnification for violation of the securities laws, see "Undertakings," Item 9 hereof.

     ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.

     ITEM 8.  EXHIBITS.

     The Exhibits to this Registration Statement are listed in the Exhibit Index on page 12 of this Registration Statement, which Index is incorporated herein by reference.

     ITEM 9.  UNDERTAKINGS.

     A.   The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i)  To include any prospectus required
          by section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any
          facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration
          Statement;

               (iii) To include any material
          information with respect to the plan of
          distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration
          Statement;

          Provided, however, that paragraphs (1)(i) and
     (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration
     Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to
Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                            SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Columbia, State of Missouri, on May 1, 1997.

                              TOASTMASTER INC.


                              By /s/ Robert H. Deming
                                   Robert H. Deming
                                   Chairman of the Board
                                   and Chief Executive Officer


                        POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints Robert H. Deming, Daniel J. Stubler and John E. Thompson, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and all documents relating thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing necessary or advisable to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his substitute or substitutes, lawfully may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

     Signature and Title                          Date


/s/ Robert H. Deming                              May 1, 1997
Robert H. Deming
Chairman of the Board, Chief Executive
Officer and Director
(Principal Executive Officer)

/s/ Daniel J. Stubler                             May 5, 1997
Daniel J. Stubler
President
Chief Operating Officer and Director

/s/ John E. Thompson                              May 5, 1997
John E. Thompson
Executive Vice President-Chief
Financial Officer, Treasurer and Director
(Principal Financial and Accounting Officer)

/s/ Edward J. Williams                            May 6, 1997
Edward J. Williams
Director

/s/ S B. Rymer, Jr.                               May 16, 1997
S B. Rymer, Jr.
Director

/s/ James L. Hesburgh                             May 2, 1997
James L. Hesburgh
Director

                          EXHIBIT INDEX


Exhibit No.                   Description                   Page

     4.1       Specimen Definitive Common Stock                         *
               Certificate (filed with Registrant's
               Registration Statement on Form 8-B (File
               No. 1-11007) as Exhibit 3.3 and
               incorporated herein by reference).

     4.2       Promissory Note, dated November 21, 1989                 *
               (filed with the Registrant's Registration
               Statement on Form S-1 (File No. 33-43932) as Exhibit 4.4 and incorporated herein by reference).

     4.3       Loan and Security Agreement,                             *
               dated as of November 19, 1993,
               between Barclays Business Credit,
               Inc. and the Registrant (filed with the
               Registrant's Annual Report on Form 10-K
               for the year ended December 31, 1993 as
               Exhibit 10.1 and incorporated herein by
               reference).

     4.3.1     First Amendment to Loan and                              *
               Security Agreement, dated as of
               March 7, 1994, between Barclays Business
               Credit, Inc. and the Registrant (filed with the Registrant's Annual Report on Form 10-K for the year ended December 31, 1993 as
               Exhibit 10.1.1 and incorporated herein by reference).

     4.3.2     Second Amendment to Loan and Security                    *
               Agreement, dated as of April 20, 1994,
               between the Registrant and Barclays Business
               Credit, Inc. (filed with the Registrant's
               Registration Statement on Form S-8
               (File No. 33-80208) as Exhibit 4.3.2 and incorporated herein by reference)

     4.3.3     Assignment, Assumption and Third Amendment               *
               to Loan Agreement, dated as of June 23, 1994, among the Registrant's predecessor, the
               Registrant and Barclays Business Credit, Inc.
               (filed with the Registrant's Registration
               Statement on Form 8-B (File No. 1-11007) as
               Exhibit 3.5.3 and incorporated herein by reference)

     4.3.4     Fourth Amendment to Loan and Security                    *
               Agreement,dated as of October 24, 1994,
               between the Registrant and Barclays Business
               Credit, Inc. (filed with the Registrant's
               Annual Report on Form 10-K for the
               year ended December 31, 1994 as Exhibit 10.1.4 and incorporated herein by reference)

     4.3.5     Fifth Amendment to Loan and Security                     *
               Agreement, dated as of November 17, 1994, between the Registrant and Barclays Business
               Credit, Inc. (filed with the Registrant's
               Annual Report on Form 10-K for the
               year ended December 31, 1994 as Exhibit 10.1.5 and incorporated herein by reference)

     4.3.6     Sixth Amendment to Loan and Security                     *
               Agreement,dated as of December 31, 1994, between the Registrant and Shawmut Capital
               Corporation (filed with the Registrant's
               Annual Report on Form 10-K for the
               year ended December 31, 1994 as Exhibit 10.1.6 and incorporated herein by reference)

     4.3.7     Seventh Amendment to Loan and Security                   *
               Agreement, dated as of April 24, 1995,
               between the Registrant and Shawmut Capital
               Corporation (filed with the Registrant's
               Quarterly Report on Form 10-Q for the
               quarter ended June 30, 1995 as Exhibit 10 and incorporated herein by reference)

     4.3.8     Eighth Amendment to Loan and Security                    *
               Agreement, dated as of July 18, 1995,
               between the Registrant and Shawmut Capital
               Corporation (filed with the Registrant's
               Annual Report on Form 10-K for the
               year ended December 31, 1995 as Exhibit 10.1.8 and incorporated herein by reference)

     4.3.9     Ninth Amendment to Loan and Security                     *
               Agreement, dated as of March 28, 1996,
               between the Registrant and Fleet Capital
               Corporation (filed with the Registrant's
               Annual Report on Form 10-K for the
               year ended December 31, 1995 as Exhibit 10.1.9 and incorporated herein by reference)

     4.3.10    Tenth Amendment to Loan and Security                     *
               Agreement, dated as of July 12, 1996,
               between the Registrant and Fleet Capital
               Corporation (filed with the Registrant's
               Quarterly Report on Form 10-Q for the quarter ended June 30, 1996 as Exhibit 10.1.10 and incorporated herein by reference)

     4.3.11    Eleventh Amendment to Loan and Security                  *
               Agreement, dated as of October 22, 1996, between the Registrant and Fleet Capital
               Corporation (filed with the Registrant's
               Quarterly Report on Form 10-Q for the
               quarter ended September 30, 1996 as Exhibit
                10.1.11 and incorporated herein by reference)

     4.3.12    Waiver and Twelfth Amendment to Loan and                 *
               Security Agreement, dated as of February 21,
               1997, between the Registrant and Fleet Capital
               Corporation (filed with the Registrant's Annual
               Report on Form 10-K for the year ended
               December 31, 1996 as Exhibit 10.1.12 and incorporated herein by reference).

     4.4       Toastmaster, Inc. 1997 Non-Employee                      *
               Directors Stock Option Plan (filed with the
               Registrant's Annual Report on Form 10-K
               for the year ended December 31, 1996 as
               Exhibit 10.24 and incorporated herein by reference).

     4.5       Form of Toastmaster, Inc. 1997 Non-Employee             __
               Directors Stock Option Agreement.

     5         Opinion of Stinson, Mag & Fizzell, P.C.,                __
               counsel for the Registrant, with
               respect to the legality of the Registrant's
               Common Stock being registered hereby.

     23.1      Consent of KPMG Peat Marwick LLP, the                   __
               Registrant's independent public accountants.

     23.2      Consent of Stinson, Mag & Fizzell, P.C., the            __
               Registrant's counsel (contained in the
               Opinion of Counsel filed herewith as
               Exhibit 5).

     24.       Power of Attorney (included on signature                10
               page hereto).
______________
*  Incorporated herein by reference